UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SILVERCORP METALS INC.

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 1378, 200 Granville Street Vancouver, B.C. V6C 1S4 Canada
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, without par value	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.

Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares, without par value, of  Silvercorp Metals Inc. (the “Company”).  The description of the common shares contained in Exhibit 99.66, entitled “Notice of Articles,” included in the Company’s Registration Statement on Form 40-F (File No. 001-34184) filed pursuant to Section 12(b) of the Exchange Act with the Securities and Exchange Commission on September 23, 2008, is hereby incorporated by reference herein.

Item 2.

Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:

November 3, 2009

Silvercorp Metals Inc.

By:

/s/ Lorne Waldman

Name:

Lorne Waldman

Title:

Corporate Secretary